UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒     Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
_________________________________________________
8point3 Energy Partners LP
(Exact name of registrant as specified in its charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
_________________________________________________

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EXPLANATORY NOTE

On April 6, 2018, 8point3 Energy Partners LP (the “Partnership”) issued a press release announcing that it has filed a definitive proxy statement with the Securities and Exchange Commission for the special meeting of holders of its Class A shares.

A copy of the press release is included with these additional proxy materials.

Exhibit 99.1

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
650-223-9132
Natalie.Wymer@sunpower.com

8point3 Energy Partners LP Announces Mailing of Proxy Statement

SAN JOSE, CA, April 6, 2018 - 8point3 Energy Partners LP (NASDAQ:CAFD) (the Partnership) today announced it has filed a definitive proxy statement with the Securities and Exchange Commission (SEC) for the special meeting of its holders of Class A shares representing limited partner interests in the Partnership to consider and vote on a proposal to approve the previously announced Agreement and Plan of Merger and Purchase Agreement (Merger Agreement), dated as of February 5, 2018, by and among Capital Dynamics Clean Energy and Infrastructure V JV, LLC, an equity fund managed by Capital Dynamics, Inc., and certain other co-investors (collectively, Capital Dynamics), pursuant to which Capital Dynamics will acquire 8point3 General Partner, LLC (the General Partner), the general partner of the Partnership (the GP Transfer), all of the outstanding Class A shares in the Partnership and all of the outstanding common and subordinated units and incentive distribution rights in 8point3 Operating Company, LLC (OpCo), the Partnership’s operating company (the Proposed Transactions).

The special meeting will be held on May 23, 2018 at 9:00 a.m. Pacific time at 77 Rio Robles, San Jose, California 95134. 8point3 expects to commence mailing the definitive proxy statement and other related proxy materials on or about April 11, 2018 to holders of Class A shares of record as of April 6, 2018. Only holders of Class A shares of record at the close of business on April 6, 2018 will be entitled to vote at the special meeting. The deadline for holders of Class A shares to submit their proxy is 11:59 p.m. Eastern time on May 22, 2018.

Pursuant to the Proposed Transactions, the Partnership's Class A shareholders and First Solar, Inc. (NASDAQ: FSLR) (First Solar) and SunPower Corporation (NASDAQ: SPWR) (SunPower and, together with First Solar, the Sponsors), as indirect holders of common and subordinated units in OpCo, will receive $12.35 per share or per unit in cash, plus a preset daily amount representing cash expected to be generated from December 1, 2017 through closing less any distributions received after the execution of the Merger Agreement and prior to closing. No consideration will be received by the Sponsors for the incentive distribution rights and the GP Transfer. Assuming a Closing Date of May 24, 2018, each holder of Class A shares and OpCo Units will receive $12.3833 per Class A share or OpCo Unit, which represents $12.6635 per Class A share or OpCo Unit less the first quarter distribution to be paid on April 13, 2018 of $0.2802 per Class A share or OpCo Unit.

Holders of Class A shares who have questions about the proxy statement or voting their Class A shares should contact Innisfree M&A Incorporated, the Partnership’s proxy solicitor, by calling toll-free at (877) 750-8338.

Subject to satisfaction of the remaining closing conditions, including approval by the affirmative vote of (i) a majority of the outstanding Class A shares (excluding Class A shares owned by the General Partner or its affiliates), voting as a class, (ii) a majority of the outstanding Class B shares representing limited partner interests in the Partnership, voting as a class, (iii) a majority of the outstanding OpCo common units (excluding OpCo common units whose voting power is, with respect to the subject vote, controlled by the General Partner or its affiliates, other than the Partnership, through ownership or otherwise), voting as a class, and (iv) a majority of the outstanding OpCo subordinated units, voting as a class, the parties currently expect to close the Proposed Transactions in the second fiscal quarter of 2018. The Sponsors, the indirect owner of, in the aggregate, 100.0% of the outstanding Class B shares, approximately 35.6% of the outstanding OpCo common units and 100.0% of the outstanding OpCo subordinated units have agreed to vote in favor of the Proposed Transactions pursuant to a support agreement entered into among the Sponsors and Capital Dynamics.

About 8point3
8point3 Energy Partners LP (NASDAQ:CAFD) is a limited partnership formed by First Solar, Inc. and SunPower Corporation to own, operate and acquire solar energy generation projects. The Partnership owns interests in projects in the United States that generate long-term contracted cash flows and serve utility, commercial and residential customers. For more information about 8point3, please visit: www.8point3energypartners.com.

About Capital Dynamics
Capital Dynamics, Inc. is an independent, global asset manager, investing in private equity, private credit and clean energy infrastructure. We are client-focused, tailoring solutions to meet investor requirements. The Firm manages investments through a broad range of products and opportunities including separate account solutions, investment funds and structured private equity products. Capital Dynamics currently has $15 billion in assets under management and advisement.

For 8point3 Investors
This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning the sponsors’ ownership interest in the Partnership, expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Partnership and its subsidiaries, including guidance regarding the Partnership’s revenue, net income, adjusted EBITDA, cash available for distribution and distributions, other future actions, conditions or events such as the commercial operation dates of projects, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-

looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, March 28, 2018, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described under “Risk Factors” in the Partnership’s Annual Report on Form 10-K for the fiscal year ended November 30, 2017, filed with the Securities and Exchange Commission on February 5, 2018. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

Furthermore, among other risks and uncertainties, there can be no guarantee that the Proposed Transactions with Capital Dynamics will be completed, or if they are completed, the time frame in which they will be completed. The proposed transactions are subject to the satisfaction of certain conditions contained in the Merger Agreement. The failure to complete the Proposed Transactions could disrupt certain of 8point3 Energy Partners’ plans, operations, business and employee relationships.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
This press release contains information about the Proposed Transactions involving the Partnership and its subsidiaries and affiliates of Capital Dynamics. In connection with the Proposed Transactions, the Partnership has filed with the SEC a proxy statement for the Partnership’s shareholders. The Partnership will mail the final proxy statement to its shareholders. INVESTORS AND SHAREHOLDERS OF THE PARTNERSHIP ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTNERSHIP, CAPITAL DYNAMICS, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and shareholders of the Partnership are able to obtain free copies of the proxy statement and other documents filed with the SEC by the Partnership through the website maintained by the SEC at www.sec.gov. In addition, investors and shareholders of the Partnership will be able to obtain free copies of documents filed by the Partnership with the SEC from the Partnership's website, www.8point3energypartners.com, under the heading “SEC Filings” in the “Investors” tab.